MONY Life Insurance Company
                                          MONY Life Insurance Company of America
                                                     1290 Avenue of the Americas
                                                              New York, NY 10104

                                                                      DODIE KENT
                                                              Vice President and
                                                       Associate General Counsel
                                                                  (212) 314-3970
                                                                  (212) 707-1791

[MONY -- AN AXA FINANCIAL COMPANY LOGO]                           LAW DEPARTMENT

                                                          April 26, 2010


MONY Life Insurance Company of America
1290 Avenue of the Americas
New York, NY  10104

Dear Sirs:

          This opinion is furnished in connection with the filing by MONY Life Insurance Company of America ("MONY") and Separate Account A of MONY ("Separate Account A") of the Form N-4 Registration Statement of MONY and Separate Account A under the Securities Act of 1933 (File No. 333-72632) and of the Registration Statement of Separate Account A under the Investment Company Act of 1940 ("1940 Act") included in the same Form N-4. The Registration Statement covers an indefinite number of units of interest ("Units") in Separate Account A.

         The Units are purchased with contributions received under individual annuity contracts (the "Contracts"). As described in the prospectus included in the Form N-4 Registration Statement, the Contracts are designed to provide for retirement income benefits.

I have examined such corporate records of MONY and provisions of the Arizona Insurance Law as are relevant to authorization and issuance of the Contracts and such other documents and laws as I consider appropriate. On the basis of such examination, it is my opinion that:

1. MONY is a corporation duly organized and validly existing under the laws of the State of Arizona.

2. Separate Account A was duly established pursuant to the provisions of Arizona Insurance Law.

3. The assets of Separate Account A are owned by MONY; MONY is not a trustee with respect thereto. Under Arizona law, the income, gains and losses, whether or not realized, from assets allocated to Separate Account A must be credited to or charged against such account, without regard to the other income, gains or losses of MONY.

4. The Contracts provide that the portion of the assets of Separate Account A equal to the reserves and other contract liabilities with respect to Separate Account A shall not be chargeable with liabilities arising out of any other business MONY may conduct and that MONY reserves the right to transfer assets of Separate Account A in excess of such reserves and contract liabilities to the general account of MONY.

5. The Contracts (including any Units credited thereunder) have been duly authorized and when issued in accordance with applicable regulatory approvals represent validly issued and binding obligations of MONY.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Dodie Kent

                                       -------------------
                                           Dodie Kent

cc:  Christopher E. Palmer, Esq.